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                                                                   EXHIBIT 10.19


          AMENDMENT No. 3, dated as of December 31, 1997 ("Amendment"), to the
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CREDIT AGREEMENT, dated as of October 30, 1996 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Agreement")
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among DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED, a Delaware corporation, as borrower (the "Company"), HARRIS TRUST AND SAVINGS BANK, as Administrative Agent
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(in such capacity, the "Administrative Agent"), and the other financial
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institutions parties thereto (the "Banks").
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                              W I T N E S E T H :
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          WHEREAS, the parties hereto wish to amend Section 5.12 of the
Agreement on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1.  Definitions.  Unless otherwise defined herein, terms defined in
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the Agreement shall be used herein as so defined.

          2.  Amendments.  (i)  Section 5.05 is amended to read in its entirety
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as follows:

          "SECTION 5.05.  Mergers, Consolidations, Sales of Assets and
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     Acquisitions.  The Company will not, and will not permit its Material
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     Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease, or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of any asset (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, and the Company will not, and will not permit any Subsidiary to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part (to the extent such assets constitute one or more distinct business units or operations) of the assets of any other Person, except that:

               (a) the Company or a Material Subsidiary may acquire another corporation by merger, provided that, if the Company is a party to such merger, the Company is the surviving corporation, and provided further that after giving effect to such merger, no Event of Default or Unmatured Event of Default shall exist;

               (b) any Material Subsidiary may merge or consolidate with or into, or sell or otherwise dispose of any or all of its assets to, the Company or another Subsidiary, and any Material Subsidiary that is not a Borrowing Subsidiary may sell all or substantially all of its assets; provided that (i) after giving effect to such merger, consolidation, sale or other disposition, no Event of Default or Unmatured Event of Default shall exist, and (ii) in the case of an asset sale by such a Material Subsidiary, the assets to be sold do not constitute a material amount of the assets of the Company and its Subsidiaries, taken as a whole; and

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               (c)  the Company or any Subsidiary may acquire the assets or equity securities of any Person (an "Acquisition"), so long as:

                    (i) such Acquisition has been approved by the board of directors (or equivalent) or shareholders (or equivalent) of such Person;

                    (ii) such assets are used in, or the Person acquired is in, the same business as the Company or such Subsidiary or a related line of business; and

                    (iii) if the purchase price (including all cash paid, notes issued and indebtedness assumed in connection therewith) of such Acquisition is over $5,000,000, the Company has delivered to the Administrative Agent, at least ten (10) Business Days before the closing of such Acquisition, (A) historical or pro forma financial statements for such Person for its last two fiscal years, if available, and (B) financial projections for the Company and its Consolidated Subsidiaries, giving effect to such Acquisition, covering the period from the date of such Acquisition through the Termination Date then in effect; provided, that neither the Company nor any Subsidiary shall make
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               any Acquisition if (x) the purchase price (including all cash paid, notes issued and indebtedness assumed in connection therewith) of such Acquisition is over $5,000,000 or (y) the sum of the purchase price (as so determined) of such Acquisition and the aggregate purchase prices (as so determined) of all other Acquisitions made by the Company or any Subsidiary after December 31, 1997, would exceed $5,000,000, unless, in the case of clause
               (x) or (y), such Acquisition is approved in writing by the Majority Banks, which approval shall not be unreasonably withheld or delayed.

          For purposes of this Section 5.05, "a material amount" of assets shall
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     mean assets (A) constituting 10% or more of the consolidated assets of the
     Company and its Consolidated Subsidiaries, or (B) generating 10% or more of the consolidated revenue of the Company and its Consolidated Subsidiaries in any fiscal year."

          (ii) Section 5.12 is amended in its entirety to read as follows:

          "The Company will, as of the end of a fiscal quarter, maintain a Fixed Charge Coverage Ratio of not less than, in the case of each fiscal quarter ending on or before September 30, 1997, 2 to 1; in the case of the fiscal quarter ending December 31, 1997, 1.75 to 1; in the case of the fiscal quarter ending March 31, 1998, 1.65 to 1; in the case of the fiscal quarter ending June 30, 1998, 1.5 to 1; in the case of the fiscal quarter ending September 30, 1998, 1.75 to 1; and in the case of each fiscal quarter ending on or after December 31, 1998, 2 to 1."

          3.   Conditions Precedent.  This Amendment shall become effective and
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be deemed effective as of December 31, 1997 subject to the Administrative
Agent's receipt of this Amendment, duly executed by the Company and Harris Trust and Savings Bank, as Administrative Agent and sole Bank.

          4.   Covenants, Representations and Warranties.
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          (i)   Upon the effectiveness of this Amendment, the Company reaffirms all covenants, representations and warranties made by it in the Credit Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of December 31, 1997.

          (ii) The Company represents and warrants that, after giving effect to this Amendment, no event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment which constitutes or would constitute an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          (iii) The Company represents and warrants that the execution, delivery and performance of this Amendment by it (i) are within its corporate powers and (ii) have been duly authorized by all necessary corporate action on its part. The Company further represents and warrants that this Amendment, as of the date it becomes effective, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles.

          5.    Reference to and Effect on Agreement. Upon the effectiveness of
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this Amendment, each reference in the Agreement to "this Agreement,"
"hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any instrument, document or agreement executed or delivered in connection with the Agreement (including without limitation this Amendment) shall mean and be a reference to the Agreement as amended hereby.

          6.    Continuing Effect.  Except as expressly amended hereby, the
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Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          7.    Governing Law.  This Amendment shall be governed by, and
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construed and interpreted in accordance with, the internal laws (as opposed to conflict of laws principles) of the State of Illinois.

          8.    Counterparts; Delivery of Facsimiles.  This Amendment may be
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executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually-signed counterpart hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

                                   DONNELLEY ENTERPRISE SOLUTIONS
                                   INCORPORATED


                                   By: /s/ Thomas. A. Munro
                                   Name:  Thomas A. Munro
                                   Title: Vice President and Chief Financial
                                   Officer


                                   HARRIS TRUST AND SAVINGS BANK,
                                   as Administrative Agent and as a Bank


                                   By: /s/ M. James Barry
                                   Name: M. James Barry
                                   Title: Vice President

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